                                                                 Exhibit 21.1


                            LUCENT TECHNOLOGIES INC.
                            SIGNIFICANT SUBSIDIARIES


NAME                                        JURISDICTION OF ORGANIZATION
----                                        ----------------------------
AT&T Network Systems
International B.V.                                Netherlands

Lucent Technologies
International Inc.                                Delaware
